Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report relating to the consolidated financial statements and on the effectiveness of internal control over financial reporting dated March 25, 2009 which appears in lululemon athletica inc.’s Annual Report on Form 10-K for the year ended February 1, 2009. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Vancouver, British Columbia
March 30, 2009